EXHIBIT 1.01

Conflict Minerals Report of Mellanox Technologies, Ltd.
Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934

Mellanox Technologies, Ltd. (“Mellanox”) presents this Conflict Minerals report for the reporting period of January 1, 2018 to December 31, 2018 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products.
“Conflict Minerals” are defined as Tin, Tantalum, Tungsten, and Gold (“3TG”) financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).
Unless otherwise specified or unless the context otherwise requires, references to “Mellanox”, the “Company”, “we”, “our” or “us” refers to Mellanox Technologies, Ltd. and its consolidated subsidiaries.

1.	Overview
1.1. The Company
Mellanox is a fabless semiconductor company that designs, manufactures and sells high-performance interconnect products and solutions primarily based on the InfiniBand and Ethernet standards. Its products facilitate efficient data transmission between servers, storage systems, communications infrastructure equipment, and other embedded systems. It operates its business globally and offers products to customers at various levels of integration such as Hardware Original Equipment Manufacturers, Software Partners and Selected Channel Partners.
Mellanox has an integrated history of environmental commitment and continues to advance its environmental policy. Mellanox works with its suppliers, vendors and contractors to ensure the working conditions in our supply chain are safe, affected workers are treated with respect and dignity, and applicable production processes are environmentally and socially responsible. In order to ensure our relationship with suppliers and vendors meets and supports these expectations, we strongly encourage our suppliers to acknowledge and support Mellanox’s Business Code of Conduct (the “Code”).
1.2. Mellanox Products
The Company’s products may contain 3TG necessary for their production or functionality. Products include: integrated circuits (“ICs”), adapter cards, switch systems, cables, modules and accessories as an integral part of a total end-to-end networking solution focused on computing, storage and communication applications used in multiple markets, including high-performance computing, cloud, Web 2.0, enterprise data center, storage, Big Data, machine learning, telecommunications, financial services, and media/entertainment markets.
1.3. Mellanox Supply Chain
While the Company designs and markets its products and conducts test development in-house, it does not manufacture, assemble, package and production test its products, and it relies on third-party subcontractors to perform these services. Materials used in manufacturing at these subcontractors may be purchased directly by the subcontractor or by the Company.

The products that the Company designs, and markets are highly complex, typically containing thousands of parts from many direct suppliers. The Company has relationships with a large global network of suppliers and there are generally multiple tiers between the 3TG mines and the Company’s direct suppliers. Therefore, the Company must rely on its direct suppliers to work with their upstream suppliers in order to provide the Company with accurate information about the origin of 3TG in the components it purchases as stated in their current CMRTs (as defined below).
1.4. Mellanox Conflict Minerals Policy
Mellanox have established a Conflict Minerals Policy and an internal team to implement the policy (“CM team”). The Company’s Conflict Minerals policy is communicated to the Company’s relevant officials, its suppliers (through the vendor acceptance procedure) and to the public through the Company’s website.
Mellanox strives to be a “Conflict Minerals Free” company and regularly reviews and checks the processes throughout its supply chain to ensure its products are and remain free of Conflict Minerals. Mellanox requires suppliers whose products contain tantalum, tin, gold or tungsten to provide written evidence of due diligence that traces these minerals back through their supply chain, and to confirm their source is not from the conflict region. Mellanox expects suppliers to take similar measures with their suppliers to ensure compliance throughout the supply chain. Therefore, Mellanox has incorporated the principles of the Conflict Minerals requirements into its business practices, and our supplier approval process includes a Conflict Minerals check.

2.	Reasonable Country of Origin Inquiry (RCOI)
The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the necessary 3TG originated in Covered Countries.
2.1. RCOI procedure
In order to track the RCOI, in 2014 we extracted the list of the Company’s suppliers from the Company’s purchasing system; the list was reviewed by our Component Engineering team in order to identify which suppliers use 3TG minerals in the production of Mellanox parts. The list of suppliers (“ Suppliers”) covered all our existing suppliers at that time.
The Suppliers were approached by our Conflict Minerals team and GreenSoft Technology, Inc., our contracted vendor for CMRT collection and validation (“GreenSoft”) and asked for their cooperation with the Company’s RCOI using the “CMRT”, an industry-standard template for Conflict Minerals reporting designed by the Responsible Minerals Initiative formerly the Conflict-Free Sourcing Initiative (“RMI” also known as “CFSI”).  Based on the CMRT, the Company is able to identify the minerals originated in the Covered Countries. The Company therefore conducted the due diligence activities described in this Conflict Minerals Report.
Since the original list was compiled, as part of our Supplier Approval Procedure, potential suppliers have been required to submit a complete CMRT. The CM team reviews the CMRTs, and unless CM project leader approves the CMRT as conflict free one cannot become our supplier.
In order to assure updated information regarding the RCOI, together with the original list, the CM team updates the supplier list regularly. GreenSoft together with our CM team monitor monthly the change of supplier status through our RMI membership using RMI database. As part of the monitoring we review the suppliers CMRTs responses and follow up suppliers on inconsistent, incomplete or inaccurate answers.
As for the year ended December 31, 2018 the supplier list consists of a total of 109 direct suppliers.

3.	Due Diligence
Our due diligence measures were designed in accordance with the framework set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, 2016) and related supplements for 3TG.

 Below is a description of our due diligence activities preformed for the 2018 reporting year in order to assess whether the necessary 3TG in our products originated from Covered Countries and from Conformant smelters.

A.	Mellanox Conflict Minerals Management Systems

•
We maintained the Company’s Conflict Minerals Policy, as described in Section 1.4., along with the Company policies; Code of Conduct, Anti-Corruption Policy and Environmental and Regulatory Compliance Policy.

•	We have an internal CM Team including members of the Company’s Components Engineering, Purchasing and Legal departments. The CM Team led by the Company’s Manager of Compliance & Regulations.

•	We updated our internal Conflict Minerals Process document that describes the procedure of the due diligence and the roles and responsibilities required to comply with the Conflict Minerals rules.

▪
The Company has adopted the RMI reporting template, CMRT, as the exclusive tool to receive and convey suppliers and smelters information and is using a GreenSoft system to collect, review and validate the CMRTs and generate the company CMRT upon request from a customer

▪
Moreover, we incorporated Conflict Minerals compliance clause in our purchasing agreements and contracts to re-enforce the importance of compliance with applicable Conflict Mineral laws to our suppliers.

•	We retain documentation of our Conflict Minerals compliance process for five years.

•	We established a reporting mechanism for reporting violations of our policies.

B.	Identify and Assess Risks in the Supply Chain

•	We requested that our suppliers provide a CMRT to identify the smelters of 3TG used in our products.

•	Together with GreenSoft we validate the CMRTs for competence and reasonableness.

•
We assess the status of the smelters identified by our suppliers in their CMRTs and divide them to three groups; certified, active and non-certified. Smelters with conflict-free designation, such as CFSP/RJC/LBMA/DMCC are considered as “Certified”, smelters that are in the process of receiving a conflict-free designation considered as “Active” and smelters that do not have a conflict-free certification and aren’t in the process to acquire are considered as “non-certified”.

•	Suppliers with non-certified smelters, smelters that their source of 3TG is unknown or located in Covered Countries, are considered as “Risky Suppliers”.

C.	Design and Implement a Strategy to Respond to Identified Risks

•
Risky Suppliers are reviewed by the CM Team and an action plan is developed based on the supplier’s relationship, spend and product type. Non-cooperative suppliers are designated as not qualified for new products design.

•	Suppliers whose responses were identified as incomplete, inconsistent or inaccurate approached by a CM team member or GreenSoft in order to complete the required information.

•
As the Company strives to be a conflict free company, the Company strongly encourages its suppliers to join the RMI to be “Certified”. Any supplier not “compliant” with the RMI program will be considered as a risky supplier and may be removed from the Company’s supply chain.

•	The CM team updates the senior management on Conflict Minerals status and progress.

D.	Carry Out Independent Third-Party Audit
The Company’s due diligence efforts rely on cross-industry initiatives to validate smelters. The Company is a member of the Responsible Minerals Initiative (RMI), which allows it to access the Smelters database, the Reasonable Country of Origin data and various opportunities to engage and learn more on Conflict Minerals issues. Moreover, the Company participates in RMI webinars and uses their publications and tools.

E.	Report on Supply Chain Due Diligence
In addition to filing this Conflict Minerals Report with the Securities and Exchange Commission, the Company has provided this Conflict Minerals Report on its website at http://www.mellanox.com/page/conflict_minerals_policy.

4.	Results of Assessment and Overall Progress Toward Becoming Conflict Free
Based on the due diligence we conducted on the information of 2018 reporting year. We have not identified any instances of sourcing that directly or indirectly supported conflict in the Covered Countries. We identified 318 smelters, of which 82%% are considered certified on the RMI website. This represents an improvement from 70% in 2016 and about the same in 2017 (84%). Additionally, we identified 3 active smelters bringing the total number of certified and active smelters to 265 or 83% of our total smelters.
As for the non-certified smelters, due to lack of information, the Company is unable to determine or describe with certainty the facilities used to process the necessary 3TG or their country of origin. Though according to RMI's database, out of our 30 non-certified smelters, none is located in a Covered Country.
CMRT Collection Summary

Smelters Certification Status	2017	2018
Number of Smelters	310 (100%)	318 (100%)
Number of Certified Smelters	259 (84%)	262 (82%)
Number of Active Smelters	14 (4%)	3 (1%)
Number of Non-Certified Smelters	37 (12%)	53 (17%)

As reported by the Company’s suppliers in their CMRTs, the table in Appendix 1 report the smelters facilities. As part of the Company’s due diligence process, for those suppliers whose products were not deemed to be conflict free, the Company performed additional steps in an effort to determine the mine or location of origin which included the follow-up procedures.

5.	Continuous Improvement
The Company intends to undertake the following next steps to improve the due diligence process and mitigate the risk of it utilizing Conflict Minerals:

•	The Company will only accept certified suppliers or suppliers that have awarded active status by RMI.

•	Monitor changes in smelters status on RMI lists.

•	Design and implement training programs for higher-risk suppliers to increase supplier response rates.

•	Request higher-risk suppliers to offer smelters to participate in obtaining a conflict free designation from an industry program such as RMI Conflict-Free Smelter Program.

•
Work with industry groups, such as Ministry of Economy & Industry, Israel Chamber of Commerce, and ILTAM (ILTAM - The Israeli Users’ Association of Advanced Technologies in Hi-Tec), to increase awareness in the Company’s supplier networks of the Conflict Mineral data requirements and best practices.

•	Share benchmarking information with the Company customer’s supply networks to stimulate improved performance.

6.	Additional Risk Factors
The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time the RCOI process and due diligence process were performed. A number of factors could introduce errors or otherwise affect our analysis and the disclosure provided herein.
These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by or of suppliers, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict free smelter audits, materials sourced from the Covered Countries being declared secondary materials, certification programs that are not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries outside of the Covered Countries.

Appendix 1
Based on information available from RMI as of the 2018 Cut-Off Date and additional our external expert consultant, we believe that the countries of origin of the necessary Conflict Minerals from supplier-reported 3TG facilities may include the following countries.

A.	List of mines locations (where disclosed):
ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CANADA
CHILE
CHINA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA (REPUBLIC OF)
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND

NORWAY
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES
UNITED STATES OF AMERICA
UZBEKISTAN
VIETNAM

B.	Smelters Facility List
This 3TG Facility List sets forth the name and location of all Mellanox’s 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information from Direct Suppliers and RMI. (List grouped by Metal).

#	Metal	Smelter Name	Smelter Country
1.	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
2.	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
3.	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
4.	Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
5.	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
6.	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
7.	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
8.	Gold	Argor-Heraeus S.A.	SWITZERLAND
9.	Gold	Asahi Pretec Corp.	JAPAN
10.	Gold	Asahi Refining Canada Ltd.	CANADA
11.	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
12.	Gold	Asaka Riken Co., Ltd.	JAPAN
13.	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
14.	Gold	AU Traders and Refiners	SOUTH AFRICA
15.	Gold	Aurubis AG	GERMANY
16.	Gold	Bangalore Refinery	INDIA
17.	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
18.	Gold	Boliden AB	SWEDEN
19.	Gold	C. Hafner GmbH + Co. KG	GERMANY
20.	Gold	Caridad	MEXICO
21.	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
22.	Gold	Cendres + Metaux S.A.	SWITZERLAND
23.	Gold	Chimet S.p.A.	ITALY
24.	Gold	China’s Shandong Gold Mining Co., Ltd	CHINA
25.	Gold	Chugai Mining	JAPAN
26.	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
27.	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
28.	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
29.	Gold	DODUCO Contacts and Refining GmbH	GERMANY
30.	Gold	Dowa	JAPAN
31.	Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
32.	Gold	Eco-System Recycling Co., Ltd.	JAPAN
33.	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
34.	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
35.	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
36.	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
37.	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
38.	Gold	Guangdong Jinding Gold Limited	CHINA
39.	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
40.	Gold	Heimerle + Meule GmbH	GERMANY
41.	Gold	Heraeus Ltd. Hong Kong	CHINA
42.	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
43.	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

#	Metal	Smelter Name	Smelter Country
44.	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
45.	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
46.	Gold	Istanbul Gold Refinery	TURKEY
47.	Gold	Italpreziosi	ITALY
48.	Gold	Japan Mint	JAPAN
49.	Gold	Jiangxi Copper Co., Ltd.	CHINA
50.	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
51.	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
52.	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
53.	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
54.	Gold	Kazzinc	KAZAKHSTAN
55.	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
56.	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
57.	Gold	Kojima Chemicals Co., Ltd.	JAPAN
58.	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
59.	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
60.	Gold	L’Orfebre S.A.	ANDORRA
61.	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
62.	Gold	Marsam Metals	BRAZIL
63.	Gold	Materion	UNITED STATES OF AMERICA
64.	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
65.	Gold	Metalor Switzerland	SWITZERLAND
66.	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
67.	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
68.	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
69.	Gold	Metalor Technologies S.A.	SWITZERLAND
70.	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
71.	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
72.	Gold	Mitsubishi Materials Corporation	JAPAN
73.	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
74.	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
75.	Gold	Modeltech Sdn Bhd	MALAYSIA
76.	Gold	Morris and Watson	NEW ZEALAND
77.	Gold	Morris and Watson Gold Coast	AUSTRALIA
78.	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
79.	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
80.	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
81.	Gold	Nihon Material Co., Ltd.	JAPAN
82.	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
83.	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
84.	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
85.	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
86.	Gold	PAMP S.A.	SWITZERLAND
87.	Gold	Pease & Curren	UNITED STATES OF AMERICA
88.	Gold	Planta Recuperadora de Metales SpA	CHILE
89.	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
90.	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
91.	Gold	PX Precinox S.A.	SWITZERLAND

#	Metal	Smelter Name	Smelter Country
92.	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
93.	Gold	Remondis Argentia B.V.	NETHERLANDS
94.	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
95.	Gold	Royal Canadian Mint	CANADA
96.	Gold	SAAMP	FRANCE
97.	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
98.	Gold	Safimet S.p.A	ITALY
99.	Gold	SAFINA A.S.	CZECH REPUBLIC
100.	Gold	Sai Refinery	INDIA
101.	Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
102.	Gold	SAXONIA Edelmetalle GmbH	GERMANY
103.	Gold	Schone Edelmetaal B.V.	NETHERLANDS
104.	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
105.	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
106.	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
107.	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
108.	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
109.	Gold	Smelter not listed	UNITED ARAB EMIRATES
110.	Gold	Smelter not listed	CHINA
111.	Gold	Smelter not listed	NORWAY
112.	Gold	Smelter not listed	CHINA
113.	Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
114.	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
115.	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
116.	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
117.	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
118.	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
119.	Gold	T.C.A S.p.A	ITALY
120.	Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN
121.	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
122.	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
123.	Gold	Tokuriki Honten Co., Ltd.	JAPAN
124.	Gold	Tony Goetz NV	BELGIUM
125.	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
126.	Gold	Torecom	KOREA (REPUBLIC OF)
127.	Gold	Umicore Brasil Ltda.	BRAZIL
128.	Gold	Umicore Precious Metals Refining Hoboken	BELGIUM
129.	Gold	Umicore Precious Metals Thailand	THAILAND
130.	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
131.	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
132.	Gold	Valcambi S.A.	SWITZERLAND
133.	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
134.	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
135.	Gold	WIELAND Edelmetalle GmbH	GERMANY
136.	Gold	Yamakin Co., Ltd.	JAPAN
137.	Gold	Yokohama Metal Co., Ltd.	JAPAN
138.	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
139.	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

#	Metal	Smelter Name	Smelter Country
140.	Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
141.	Tantalum	Asaka Riken Co., Ltd.	JAPAN
142.	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
143.	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
144.	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
145.	Tantalum	Duoluoshan	CHINA
146.	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
147.	Tantalum	F&X Electro-Materials Ltd.	CHINA
148.	Tantalum	FIR Metals & Resource Ltd.	CHINA
149.	Tantalum	Global Advanced Metals Aizu	JAPAN
150.	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
151.	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
152.	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
153.	Tantalum	H.C. Starck Co., Ltd.	THAILAND
154.	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
155.	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
156.	Tantalum	H.C. Starck Ltd.	JAPAN
157.	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
158.	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
159.	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
160.	Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
161.	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
162.	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
163.	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
164.	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
165.	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
166.	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
167.	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
168.	Tantalum	KEMET Blue Metals	MEXICO
169.	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
170.	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
171.	Tantalum	LSM Brasil S.A.	BRAZIL
172.	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
173.	Tantalum	Mineracao Taboca S.A.	BRAZIL
174.	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
175.	Tantalum	Molycorp Silmet A.S.	ESTONIA
176.	Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA
177.	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
178.	Tantalum	NPM Silmet AS	ESTONIA
179.	Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
180.	Tantalum	QuantumClean	UNITED STATES OF AMERICA
181.	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
182.	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
183.	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
184.	Tantalum	Taki Chemical Co., Ltd.	JAPAN
185.	Tantalum	Telex Metals	UNITED STATES OF AMERICA
186.	Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA

#	Metal	Smelter Name	Smelter Country
187.	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
188.	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
189.	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
190.	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
191.	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
192.	Tungsten	ACL Metais Eireli	BRAZIL
193.	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
194.	Tungsten	ATI Metalworking Products	UNITED STATES OF AMERICA
195.	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
196.	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
197.	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
198.	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
199.	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
200.	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
201.	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
202.	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
203.	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
204.	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
205.	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
206.	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
207.	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
208.	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
209.	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
210.	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
211.	Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
212.	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
213.	Tungsten	Japan New Metals Co., Ltd.	JAPAN
214.	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
215.	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
216.	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
217.	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
218.	Tungsten	Jiangxi Tungsten Co Ltd	CHINA
219.	Tungsten	Jiangxi Tungsten Co.,Ltd	CHINA
220.	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
221.	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
222.	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
223.	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
224.	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
225.	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
226.	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
227.	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
228.	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
229.	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
230.	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
231.	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
232.	Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
233.	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
234.	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

#	Metal	Smelter Name	Smelter Country
235.	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
236.	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
237.	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
238.	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
239.	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
240.	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
241.	Tin	Alpha	UNITED STATES OF AMERICA
242.	Tin	Alpha Metals	UNITED STATES OF AMERICA
243.	Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
244.	Tin	Brand IMLI	INDONESIA
245.	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
246.	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
247.	Tin	China Tin Group Co., Ltd.	CHINA
248.	Tin	China Yunnan Tin Co Ltd.	CHINA
249.	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
250.	Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
251.	Tin	CV Ayi Jaya	INDONESIA
252.	Tin	CV Dua Sekawan	INDONESIA
253.	Tin	CV Gita Pesona	INDONESIA
254.	Tin	CV Serumpun Sebalai	INDONESIA
255.	Tin	CV Tiga Sekawan	INDONESIA
256.	Tin	CV United Smelting	INDONESIA
257.	Tin	CV Venus Inti Perkasa	INDONESIA
258.	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
259.	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
260.	Tin	Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
261.	Tin	Estanho de Rondonia S.A.	BRAZIL
262.	Tin	Fenix Metals	POLAND
263.	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
264.	Tin	Gejiu Jinye Mineral Company	CHINA
265.	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
266.	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
267.	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
268.	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
269.	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
270.	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
271.	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
272.	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
273.	Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
274.	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
275.	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
276.	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
277.	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
278.	Tin	Melt Metais e Ligas S.A.	BRAZIL
279.	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
280.	Tin	Metallo Belgium N.V.	BELGIUM

#	Metal	Smelter Name	Smelter Country
281.	Tin	Metallo Spain S.L.U.	SPAIN
282.	Tin	Metallo-Chimique N.V.	BELGIUM
283.	Tin	Mineracao Taboca S.A.	BRAZIL
284.	Tin	Mineração Taboca S.A.	BRAZIL
285.	Tin	Minsur	PERU
286.	Tin	Mitsubishi Materials Corporation	JAPAN
287.	Tin	MSC	MALAYSIA
288.	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
289.	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
290.	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
291.	Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)
292.	Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
293.	Tin	PT Aries Kencana Sejahtera	INDONESIA
294.	Tin	PT Artha Cipta Langgeng	INDONESIA
295.	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
296.	Tin	PT Babel Inti Perkasa	INDONESIA
297.	Tin	PT Bangka Prima Tin	INDONESIA
298.	Tin	PT Bangka Serumpun	INDONESIA
299.	Tin	PT Bangka Tin Industry	INDONESIA
300.	Tin	PT Belitung Industri Sejahtera	INDONESIA
301.	Tin	PT Bukit Timah	INDONESIA
302.	Tin	PT DS Jaya Abadi	INDONESIA
303.	Tin	PT Eunindo Usaha Mandiri	INDONESIA
304.	Tin	PT Inti Stania Prima	INDONESIA
305.	Tin	PT Karimun Mining	INDONESIA
306.	Tin	PT Kijang Jaya Mandiri	INDONESIA
307.	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
308.	Tin	PT Menara Cipta Mulia	INDONESIA
309.	Tin	PT Mitra Stania Prima	INDONESIA
310.	Tin	PT O.M. Indonesia	INDONESIA
311.	Tin	PT Panca Mega Persada	INDONESIA
312.	Tin	PT Premium Tin Indonesia	INDONESIA
313.	Tin	PT Prima Timah Utama	INDONESIA
314.	Tin	PT Refined Bangka Tin	INDONESIA
315.	Tin	PT Sariwiguna Binasentosa	INDONESIA
316.	Tin	PT Stanindo Inti Perkasa	INDONESIA
317.	Tin	PT Sukses Inti Makmur	INDONESIA
318.	Tin	PT Sumber Jaya Indah	INDONESIA
319.	Tin	PT Tambang Timah	INDONESIA
320.	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
321.	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
322.	Tin	PT Tinindo Inter Nusa	INDONESIA
323.	Tin	PT Tommy Utama	INDONESIA
324.	Tin	Resind Industria e Comercio Ltda.	BRAZIL
325.	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
326.	Tin	Soft Metais Ltda.	BRAZIL
327.	Tin	Super Ligas	BRAZIL

#	Metal	Smelter Name	Smelter Country
328.	Tin	Thailand Smelting & Refining Co Ltd	THAILAND
329.	Tin	Thaisarco	THAILAND
330.	Tin	Tin Products Manufacturing Co.LTD. of YTCL	CHINA
331.	Tin	Toboca/ Paranapenema	BRAZIL
332.	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
333.	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
334.	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
335.	Tin	YTCL	CHINA
336.	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
337.	Tin	Yunnan Tin Company Limited	CHINA
338.	Tin	Yunnan Tin Company, Ltd.	CHINA